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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          ---------------------------


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                 AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
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            (Exact name of registrant as specified in its charter)

         Delaware                            38-3161171
         --------                            ----------
  (State of incorporation                 (I.R.S. employer
     or organization)                     identification no.)





           1840 Holbrook Avenue
            Detroit, Michigan                          48212
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(Address of principal executive offices)             (zip code)



If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this Form relates to the registration of a class securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:
File No. 33-53491

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered
         -------------------                 ------------------------------

Common Stock, par value $.01 per Share          New York Stock Exchange




Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                               (Title of Class)

                                  Page 1 of 3

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Item 1:           Description of Registrant's Securities to be Registered.

                  For a description of the securities to be registered by American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the "Company"), reference is made to the section titled, "DESCRIPTION OF CAPITAL STOCK" in the Company's Registration Statement on Form S-1 (file No. 333-53491), which is herein incorporated by reference pursuant to the Instruction to Item 1.

Item 2:           Exhibits.

                  1. All exhibits required by the Instruction to Item 2 will be supplied to the New York Stock Exchange.

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                                   SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

                                             AMERICAN AXLE & MANUFACTURING
                                             HOLDINGS, INC.

Date:  July 8, 1998                          By:  /s/ Patrick S. Lancaster
                                                -------------------------------
                                             Name:     Patrick S. Lancaster
                                             Title:    Vice President, General
                                                         Counsel and Secretary

                                  Page 3 of 3